Exhibit 21

Subsidiary Name	Jurisdiction of Incorporation

Ameriprise Advisor Capital, LLC	Delaware
Ameriprise Bank, FSB	New York
Ameriprise Capital Trust I	Delaware
Ameriprise Capital Trust II	Delaware
Ameriprise Capital Trust III	Delaware
Ameriprise Capital Trust IV	Delaware
Ameriprise Captive Insurance Company	Vermont
Ameriprise Certificate Company	Delaware
Investors Syndicate Development Corporation	Nevada
Ameriprise Holdings, Inc.	Delaware
Ameriprise India Private Limited	India
Ameriprise Trust Company	Minnesota
AMPF Holding Corporation	Michigan
Ameriprise Advisor Services, Inc.	Michigan
Ameriprise Insurance Agency of Massachusetts, Inc.	Massachusetts
American Enterprise Investment Services Inc.	Minnesota
Ameriprise Financial Services	Delaware
AMPF Property Corporation	Michigan
AMPF Realty Corporation	Michigan
IDS Management Corporation	Minnesota
IDS Futures Corporation	Minnesota
IDS Property Casualty Insurance Company	Wisconsin
Ameriprise Auto & Home Insurance Agency, Inc.	Wisconsin
Ameriprise Insurance Company	Wisconsin
RiverSource Distributors, Inc.	Delaware
RiverSource Investments LLC	Minnesota
Advisory Capital Strategies Group Inc.	Minnesota
Boston Equity General Partner LLC	Delaware
Kenwood Capital Management LLC	Delaware
IDS Capital Holdings Inc.	Minnesota
RiverSource CDO Seed Investment, LLC	Minnesota
J.& W. Seligman & Co., Inc.	New York
RiverSource Fund Distributors, Inc.	New York
RiverSource Services, Inc.	New York
Seligman Asia Inc.	New York
Seligman Focus Partners LLC	New York
Seligman Health Partners LLC	New York
Seligman Health Plus Partners LLC	New York
Seligman Partners LLC	New York
RiverSource Life Insurance Company	Minnesota
RiverSource Life Insurance Co. of New York	New York
RiverSource NY REO, LLC	New York
RiverSource REO 1, LLC	Minnesota
RiverSource Tax Advantaged Investments, Inc.	Delaware
AEXP Affordable Housing LLC	Delaware
RiverSource Service Corporation	Minnesota
Securities America Financial Corporation	Nebraska
Brecek & Young Advisors, Inc.	California
Brecek & Young Financial Services Group of Montana, Inc.	Montana
Brecek & Young Financial Group Insurance Agency of Texas, Inc.	Texas

Securities America, Inc.	Delaware
Securities America Advisors, Inc.	Nebraska
Threadneedle Asset Management Holdings Sarl	Luxembourg
TAM Investment Ltd	United Kingdom
TAM UK Holdings Limited	United Kingdom
Threadneedle Asset Management (Australia) Pty Ltd	Australia
Threadneedle International Investments GmbH	Germany
Threadneedle Management Luxembourg S.A.	Luxembourg
Threadneedle Portfolio Services Hong Kong Ltd	Hong Kong
Threadneedle Asset Management Holdings Ltd.	United Kingdom
Threadneedle Asset Management Finance Ltd.	United Kingdom
Threadneedle Asset Management Ltd.	United Kingdom
Threadneedle Asset Management (Nominees) Ltd.	United Kingdom
ADT Nominees Ltd	United Kingdom
Convivo Asset Management Ltd.	United Kingdom
Threadneedle Investment Advisors Ltd.	United Kingdom
Threadneedle Portfolio Managers Ltd.	United Kingdom
Sackville TIPP (GP) Ltd.	United Kingdom
Threadneedle International Fund Management Ltd.	United Kingdom
Threadneedle International Ltd.	United Kingdom
Threadneedle Investment Services GMbH	Germany
Threadneedle Investment Services Ltd.	United Kingdom
Threadneedle Investments (Channel Islands) Ltd.	Jersey, Channel Islands
Threadneedle Investments North America LLC	Delaware
Threadneedle Management Services Ltd.	United Kingdom
Threadneedle Pension Trustees Ltd.	United Kingdom
Threadneedle Property Services Ltd.	United Kingdom
Threadneedle Rural Property Services Ltd.	United Kingdom
Threadneedle Navigator ISA Manager Ltd.	United Kingdom
Threadneedle Pensions Ltd.	United Kingdom
Crockhamwell Road Management Ltd {75%}	United Kingdom
Sackville (TPEN) [75%]	United Kingdom
Threadneedle Portfolio Services Ltd.	United Kingdom
Threadneedle Property Investments Ltd.	United Kingdom
Cornbrash Park Management Company Ltd	United Kingdom
Highcross (Slough) Management Ltd	United Kingdom
Sackville Property (GP) Ltd.	United Kingdom
Sackville Property (GP) Nominee 1 Ltd.	United Kingdom
Sackville Property (GP) Nominee 2 Ltd.	United Kingdom
Sackville SPF IV (GP) No. 1 Ltd	United Kingdom
Sackville SPF IV Property (GP) No. 1 Ltd	United Kingdom
Sackville SPF IV Property Nominee (1) Ltd.	United Kingdom
Sackville SPF IV Property Nominee (2) Ltd.	United Kingdom
Sackville Tandem Property (GP) Ltd.	United Kingdom
Sackville Tandem Property Nominee Ltd.	United Kingdom
Sackville TPEN Property (GP) Ltd.	United Kingdom
Sackville TPEN Property Nominee Ltd.	United Kingdom
Sackville TPEN Property Nominee (2) Ltd.	United Kingdom
Sackville TSP Property (GP) Ltd.	United Kingdom
Sackville TSP Property Nominee Ltd.	United Kingdom
Threadneedle Unit Trust Manager Ltd.	United Kingdom